EXHIBIT 99.1
Press Release	Source: MobilePro Corp.

Don Sledge Joins MobilePro Corp. Board of Directors
Wednesday January 19, 8:57 am ET

BETHESDA, Md., Jan. 19 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News) announced today that Donald H. Sledge has been appointed to its board of directors as an independent director.
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Sledge brings a long and distinguished career as a telecommunications executive, investor and financier to MobilePro. He worked for over 20 years as an executive with Pacific Telesis in San Francisco, Calif., rising to become president and CEO of Pacific Telesis International. After leaving Pacific Telesis, he served as chairman and CEO of Megaphone, Inc., where he successfully led the sale of that company. Sledge was then recruited to become chairman and CEO of Telecom New Zealand International, where he worked from 1988 until 1993. During this period, Sledge helped lead the sale of Telecom New Zealand to Bell Atlantic and Ameritech and helped successfully launch the Telecom New Zealand IPO with listings on the NYSE, Sydney, London and New Zealand exchanges.

Over the past 10 years, Sledge has focused on finance and investments, including serving for three years as a managing director of Freemont Communications Venture Capital Fund and as chairman (until 2001) of Merriman, Curham & Ford (MCF), an Amex-listed broker/dealer. Sledge sits on the board of directors of MCF and two privately held companies. He is slated to chair MobilePro's compensation committee.

Sledge received both his bachelor's degree and M.B.A. from Texas Tech University. He also served in the United States Air Force.

Jay Wright, MobilePro chairman and CEO, said, "Don brings great strength to MobilePro with his tremendous industry experience and contacts plus his financial savvy and investor relationships. I am very pleased that Don has agreed to join us. He is Spencer Trask's nominee and our third independent director, a critical step toward obtaining a stock exchange listing."

Sledge said, "I look forward to working with Jay and his team over the coming years as we seek to continue building MobilePro into a large, profitable broadband telecommunications company. With the recent changes in technology and regulation, there is an excellent opportunity for MobilePro to leverage wireless and VoIP technology to grow and become a meaningful player in the industry."

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, Md. with operations in Houston, Dallas and Beaumont, Texas; Coshocton and Cleveland, Ohio; Kansas City, Kan.; Janesville, Wis.; Detroit, Mich.; Stevensville, Md.; Tucson, Ariz.; and Shreveport, La. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well- positioned companies in complementary product lines and industries. In 2004, MobilePro closed deals with cumulative expected 2005 calendar revenue of more than $101 million and positive operating earnings.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm.

For more information regarding MobilePro, contact MobilePro CEO Jay Wright at (301) 315-9040 or by e-mail at jwright22@closecall.com . For investor relations information regarding MobilePro, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com . Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com . An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the websites http://www.hawkassociates.com and http://www.hawkmicrocaps.com.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company's Form 10-K for the fiscal year ended March 31, 2004 and its Form 10-Q for the quarters ended June 30, 2004 and September 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.

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Source: MobilePro Corp.